Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Genmab A/S of our report dated February 16, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Genmab A/S’s Annual Report on the Form 20-F, filed with the Securities and Exchange Commission on February 16, 2022.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab
Hellerup, Denmark
February 24, 2022